UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 3, 2008

NVR, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	1-12378	54-1394360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-956-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2008, the Compensation Committee of the Board of Directors of NVR, Inc. approved the grant of non-qualified stock options to purchase NVR, Inc. common stock ("Options") to the following executive officers of NVR, Inc.:

Paul C. Saville, President and Chief Executive Officer - 25,000 Options
William J. Inman, President NVR Mortgage Finance, Inc. - 9,000 Options
Dennis M. Seremet, Senior Vice President and Chief Financial Officer - 13,000 Options
Robert W. Henley, Vice President and Controller - 6,000 Options

These Options were granted under the NVR, Inc. 2000 Broadly Based Stock Option Plan (the "Plan"). The Plan is filed as Exhibit 99.1 to NVR, Inc.’s Registration Statement on Form S-8 filed March 8, 2001. The exercise price of each of the Options is $515.05, which was the closing price of our common stock on the day preceding the date the Options were granted. The Options will vest on December 31, 2010, provided that the executive officer remains employed by the Company on that date. Additional terms of the Option grants are set forth in individual Non-Qualified Stock Option Agreements. The Form of the Non-Qualified Stock Option Agreement used to evidence each grant is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Ex. Number - Description

10.1 - The Form of Non-Qualified Stock Option Agreement under the NVR, Inc. 2000 Broadly Based Stock Option Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVR, Inc.

January 7, 2008	By:	/s/ Dennis M. Seremet

Name: Dennis M. Seremet
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	The Form of Non-Qualified Stock Option Agreement under the NVR, Inc. 2000 Broadly Based Stock Option Plan.